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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549




                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (date of earliest event reported): January 22, 1997



                               ZAPATA CORPORATION
             (Exact name of registrant as specified in its charter)



Delaware                             1-4219                    C-74-1339132
(State or other jurisdiction of    (Commission               (I.R.S. Employer
incorporation)                    File Number)              Identification No.)



                        1717 St. James Place, Suite 500
                             Houston, Texas  77056
             (Address of principal executive offices and zip code)



       Registrant's telephone number, including area code: (713) 940-6100





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ITEM 5.       OTHER EVENTS.

              On January 14, 1997, Zapata Corporation, a Delaware corporation (the "Company"), commenced a tender offer to purchase up to 15,000,000 shares of its Common Stock, par value $.025 per share (the "Shares"), at a price of $4.50 per Share, net to the seller in cash (the "Offer"). The Offer is conditioned, among other things, upon a minimum of 10,000,000 Shares being tendered. The Offer is set forth in the Offer to Purchase and related Letter of Transmittal dated January 14, 1997, which are included as Exhibits to the Company's Schedule 13E-4 filed with the Securities and Exchange Commission on January 14, 1997.

              On January 22, 1997 a complaint was field in the Court of Chancery of the State of Delaware in and for New Castle County by Hawley Opportunity Fund against the Company and its directors, alleging that the Offer is unfair and should be enjoined and alleging failures to disclose material facts in the Offer to Purchase. A copy of the complaint is included as Exhibit
99.1 to this Current Report on Form 8-K.

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS.

              The following exhibits are filed herewith:

99.1 Complaint for Injunctive Relief filed by Hawley Opportunity Fund against Malcolm I. Glazer, Avram A. Glazer, Ronald C. Lassiter, Robert V. Leffler and Zapata Corporation in the Court of Chancery of the State of Delaware, New Castle County.

99.2 Press release dated January 24, 1997 relating to the filing of the complaint filed as Exhibit 99.1 hereto.





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                                   SIGNATURES



              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           ZAPATA CORPORATION



                                           By:   /s/ JOSEPH L. VON ROSENBERG
                                               ---------------------------------
                                                 Joseph L. von Rosenberg III
                                                 Executive Vice President,
                                                 General Counsel and Secretary



Date: January 27, 1997





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                              INDEX TO EXHIBITS


Exhibit
  No.                              Description
-------                            -----------
99.1 Complaint for Injunctive Relief filed by Hawley Opportunity Fund against Malcolm I. Glazer, Avram A. Glazer, Ronald C. Lassiter, Robert V. Leffler and Zapata Corporation in the Court of Chancery of the State of Delaware, New Castle County.

99.2 Press release dated January 24, 1997 relating to the filing of the complaint filed as Exhibit 99.1 hereto.